UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15 2021

Kronos Advanced Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 Garfield Avenue, Parkersburg, WV	61018
(Address of principal executive offices)	(Zip code)

(323) 680-4772

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01. Other Events

The Board of Directors of Kronos Advanced Technologies, Inc. (the “Company”) set a record date of the close of business on June 15, 2021, for the previously announced spin-off of its wholly-owned subsidiary, DogeSPAC LLC. (“KNOS’ SpinCo”). The Company’s shareholders will receive one share of KNOS’ SpinCo units for every one share of Company common stock held as of the close of business on the record date. Fractional shares will be rounded up to whole shares and distributed in connection with the spin-off.

The Company anticipates that the effective time and date of the distribution will be 11:59 p.m., Eastern Time, on July 30, 2021 as the intended date of June 22 2021 was missed. The spin-off does not require any action to be taken by shareholders.

On November 17, 2020, the Company issued a press release relating to the spin-off which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company, dated June 14 2021
99.2	KRONOS Advanced Technologies Inc Audited Financial Reports for fiscal years 2019-2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	KRONOS ADVANCED TECHNOLOGIES, INC.

	By:	/s/ Michael Rubinov
	Name:	Michael Rubinov
	Title:	President, CEO, and Secretary

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